August 1, 2000

Board of Directors
Rawlings Sporting Goods Company, Inc.
1859 Intertech Drive,
Fenton Missouri 63026

                              Re: Registration Statement on
                                   Form S-8

Ladies and Gentlemen:

     We have served as counsel to Rawlings Sporting Goods Company, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 975,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), that may be offered and sold through the Rawlings Sporting Goods Company, Inc. 1994 Long-Term Incentive Plan, as amended (500,000 shares), the Rawlings Sporting Goods Company, Inc. 2000 Non-Employee Directors' Stock Plan (25,000 shares) and the Amended and Restated Employment Agreement between the Company and Stephen
M. O'Hara, dated as of January 7, 2000 (450,000 shares) (collectively, the "Plans").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. All originally issued Shares, issued under the Plans, if any, if issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plans.

                         Very truly yours,

                         STINSON, MAG & FIZZELL, P.C.


                         /s/ STINSON, MAG & FIZZELL, P.C.
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